Exhibit 10.11

VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the "Agreement") is entered into in Yongzhou City, Hunan Province, People's Republic of China ("PRC" or "China") as of December 23, 2010 by and among Qiyang County Xiangmei Food Technical Research and Development Co., Ltd. ("Party A") and the undersigned shareholder (the "Shareholder") of Hunan Xiangmei Food Co., Ltd. ("Hunan Xiangmei"). Party A and the Shareholders are each referred to in this Agreement as a "Party" and collectively as the "Parties". Hunan Xiangmei is made a party to this Agreement for the purpose of acknowledging the Agreement

RECITALS

l.    Party A, a company incorporated in the PRC as a foreign investment enterprise, specializes in the research and development of agriculture products and consulting service, and Hunan Xiangmei is engaged in the sale and production of frozen food, ice cream and other food (collectively the "Business"). Party A and Hunan Xiangmei have entered into a certain Consulting Services Agreement dated December 23,2010 (the "Consulting Services Agreement") in connection with the Business.

2.    The Shareholder is the sole shareholders of the Hunan Xiangmei, legally holding such amount of equity interest of Hunan Xiangmei as set forth on the signature page of this Agreement and collectively holding 100% of the issued and outstanding equity interests of the Hunan Xiangmei (collectively the "Equity Interest").

3.    In connection with the Consulting Services Agreement, the Parties have entered into a certain Operating Agreement dated December 23,2010, pursuant to which the Shareholders now desire to grant to Party A a proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of Party A's obligations thereunder.

NOW THEREFORE, the Parties agree as follows:

1. The Shareholders hereby agree to irrevocably grant and entrust Party A, for the maximum period of time permitted by law, with all of their voting rights as shareholders of the Hunan Xiangmei. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Hunan Xiangmei.

2. Party A may establish and amend rules to govern how Party A shall exercise the powers granted by the Shareholders herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by the Shareholders, and Party A shall only proceed in accordance with such rules.
3. The Shareholders shall not transfer or cause to be transferred the Equity Interest to any party (other than Party A or such designee of Party A). Each Shareholder acknowledges that it will continue to perform its obligations under this Agreement even if one or more of other Shareholders no longer hold any part of the Equity Interest

4. This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party's action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party's duly authorized representatives. This Agreement shall take effect upon the execution of this Agreement

5. Each Shareholder represents and warrants to Party A that such Shareholder owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder's rights as a shareholder of Hunan Xiangmei. Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.

6. This Agreement may not be terminated without the unanimous consent of all Parties, except that Party A may, by giving a thirty (30) day prior written notice to the Shareholders, terminate this Agreement, with or without cause.

7. Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

8. The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

9. This Agreement shall be executed in three (3) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

10. The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations. If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be detennined by arbitration through China International Economic and Trade Arbitration Commission ("CIETAC") Shanghai Branch in accordance with CIETAC arbitration rules. The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:    Qiyang County Xiangmei Food Technical Research and Development Co., Ltd.

Legal/Authorized Representative:
Name: Zhou Taiping

Title: Legal Representative

SIGNATURE PAGE FOR SHAREHOLDERS

Sole Shareholder of Hunan Xiangmei

Zhou Taiping
Owns 100% of Hunan Xiangmei